Exhibit 10.21

THIRD AMENDMENT

TO

AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

DATED AS OF SEPTEMBER 22, 2023

AMONG

DP RBL CO LLC,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

THIRD AMENDMENT TO AMENDED AND

RESTATED REVOLVING CREDIT AGREEMENT

This Third Amendment to Amended and Restated Revolving Credit Agreement (this “Third Amendment”) dated as of September 22, 2023, is among DP RBL CO LLC, a Delaware limited liability company (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.           The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended and Restated Revolving Credit Agreement dated as of August 2, 2022, as amended by that certain First Amendment dated as of March 1, 2023, and that certain Second Amendment dated as of April 27, 2023 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.            The Borrower has requested, and the Lenders and the Administrative Agent have agreed to amend and to waive certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Third Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this Third Amendment, each capitalized term used in this Third Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Third Amendment refer to sections of the Credit Agreement.

Section 2. Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 6 of this Third Amendment, the Credit Agreement shall be amended effective as of the Third Amendment Effective Date as follows:

2.1          Amendment to Section 1.02. Section 1.02 is hereby amended by amending the following defined term in its entirety:

“Agreement” means this Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended by that certain First Amendment dated as of March 1, 2023, that certain Second Amendment dated as of April 27, 2023, that certain Third Amendment dated as of September 22, 2023, and as the same may be further amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

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2.2          Amendment to Section 12.02(b)(vii). Section 12.02(b)(vii)is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(vii) (A) release any Guarantor (other than as a result of a transaction permitted hereby), (B) release all or substantially all of the collateral (other than as provided in Section 11.10), or (C) subordinate the payment priority of the Secured Obligations or subordinate the Liens securing the Secured Obligations to any other Indebtedness, in each case, without the written consent of each directly and adversely affected Lender (other than any Defaulting Lender), or”

2.3           Amendment to Annex I. Annex I is hereby amended by deleting such Annex in its entirety and replacing it with Annex I attached hereto.

Section 3. Waiver. The Borrower has informed the Administrative Agent that the Borrower desires to exchange the assets listed in Part 1 of Exhibit A attached hereto (the “Released Assets”) for the assets of (a) DP Bluegrass LLC, (b) Diversified ABS III Upstream LLC, (c) Diversified ABS V Upstream LLC, and (d) Diversified Production LLC, listed in Part 2 of Exhibit A attached hereto (the “Asset Exchange”). The Asset Exchange is not permitted by the terms of the Credit Agreement and the Borrower has requested that the Lenders representing the Majority Lenders waive the provisions of the Credit Agreement with respect to the Asset Exchange and permit the Borrower to complete the Asset Exchange. The Lenders signatory hereto representing the Majority Lenders do hereby consent to the Asset Exchange.

Section 4. Assignments and Reallocations. The Lenders have agreed among themselves to reallocate their Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures such that their Applicable Percentages and Maximum Credit Amounts shall equal those set forth in Annex I attached hereto. Each of the Administrative Agent and the Borrower hereby consent to such reallocation. Such reallocations are hereby consummated pursuant to the terms and provisions of this Third Amendment and Section 12.04(b), and the Borrower, the Administrative Agent and each Lender hereby consummates such reallocation pursuant to the terms, provisions and representations of the Assignment and Assumption attached as Exhibit G to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption with the Effective Date (as defined therein) being the Third Amendment Effective Date; provided that the Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 12.04(b)(ii)(C) with respect to such assignment and assumption. Each Lender hereby consents and agrees to the Applicable Percentages and Maximum Credit Amounts as set forth in Annex I attached hereto.

Section 5. Borrowing Base. Pursuant to Section 2.07(b), the Administrative Agent has determined that upon the Third Amendment Effective Date, the Borrowing Base in effect at such time shall be $425.0 million. This is the fall 2023 Scheduled Redetermination. The Borrowing Base may be subject to further adjustment from time to time in accordance with the Credit Agreement.

Section 6. Effectiveness. This Third Amendment shall become effective on the first date on which each of the conditions set forth in this Section 6 is satisfied (the “Third Amendment Effective Date”):

6.1          The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Third Amendment from the Borrower, each Guarantor, and all of the Lenders.

6.2          The Administrative Agent shall have received duly executed Notes for each Lender that requests one reflecting its Maximum Credit Amount set forth on Annex I attached hereto.

6.3          The Administrative Agent shall have received evidence reasonably acceptable to the Administrative Agent that the Asset Exchange shall have occurred in accordance with documentation reasonably acceptable to the Administrative Agent.

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6.4         The Administrative Agent shall have received duly executed Mortgages (in such number as may be reasonably requested by the Administrative Agent) covering those Oil and Gas Properties listed in Part 2 of Exhibit A attached hereto (the “Exchange Properties”).

6.5         The Administrative Agent shall have received an opinion of Bowles Rice LLP, Pennsylvania and Ohio counsel for the Borrower covering the Mortgages in form and substance reasonably acceptable to the Administrative Agent.

6.6         The Administrative Agent shall have received (a) title information as the Administrative Agent may reasonably require, reasonably satisfactory to the Administrative Agent, setting forth the status of title to the Exchanged Properties and (b) evidence reasonably satisfactory to the Administrative Agent that all Liens on the Exchange Properties (other than Permitted Liens and the Liens of the Administrative Agent) have been released.

6.7         The Borrower shall have provided to the Administrative Agent copies of any material environmental due diligence documents in its possession with respect to the Exchange Properties including Phase I Reports, if any.

6.8         The Administrative Agent shall be reasonably satisfied that, upon recording the Mortgages of the Exchange Properties, in each case, in the appropriate filing offices, it shall have a first priority Lien (other than Permitted Liens) on 100% of the Exchange Properties.

6.9         The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the matters set forth in Section 12.18(b) with respect to the release of (a) BlueStone Natural Resources II, LLC as a Guarantor and (b) all Liens granted under the Loan Documents on the Released Assets.

6.10       At the time of and immediately after giving effect to this Third Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.11       There shall be no pending or threatened litigation against the Borrower or any Guarantor which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as disclosed in writing to the Administrative Agent prior to the Third Amendment Effective Date.

6.12       The Borrower shall have paid all amounts due and payable on or prior to the Third Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Third Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

Section 7. Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Miscellaneous. (a) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Third Amendment; (b) the execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Third Amendment by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Third Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Third Amendment.

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Section 9. Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Third Amendment Effective Date, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 10. Loan Document. This Third Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 11. No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS THIRD AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DP RBL CO LLC
a Delaware corporation

	By:	/s/Benjamin M. Sullivan
	Name:	Benjamin M. Sullivan
	Title:	Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary

GUARANTORS:	DP LEGACY CENTRAL LLC
DIVERSIFIED ENERGY MARKETING, LLC

	By:	/s/Benjamin M. Sullivan
	Name:	Benjamin M. Sullivan
	Title:	Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary

KEYBANK NATIONAL ASSOCIATION, as Coordinating Lead Arranger, Sole Bookrunner, Administrative Agent and a Lender

By:	/s/George McKean
Name:	George McKean
Title:	Senior Vice President

TRUIST BANK, as Co-Syndication Agent, and a Lender

By:	/s/Farhan Iqbal
Name:	Farhan Iqbal
Title:	Director

CITIZENS BANK, N.A., as Joint Lead Arranger, Co-Syndication Agent and a Lender

By:	/s/Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page to Third Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Joint Lead Arranger, Co-Syndication Agent, a Lender and as Lead Sustainability Structuring Agent

By:	/s/Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

By:	/s/Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

DNB CAPITAL LLC, as a Lender

By:	/s/Kevin Utsey
Name:	Kevin Utsey
Title:	Senior Vice President

By:	/s/Scott Joyce
Name:	Scott Joyce
Title:	Senior Vice President

MIZUHO BANK, LTD, as a Joint Lead Arranger, a Co-Syndication Agent and a Lender

By:	/s/Edward Sacks
Name:	Edward Sacks
Title:	Executive Director

U.S. Bank National Association, as a Joint Lead Arranger, a Co-Document Agent and a Lender

By:	/s/Matthew A. Turner
Name:	Matthew A. Turner
Title:	Senior Vice President

FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender

By:	/s/Christopher Solley
Name:	Christopher Solley
Title:	Vice President

Signature Page to Third Amendment

FIRST HORIZON BANK, as a Lender

By:	/s/W. David McCarver IV
Name:	W. David McCarver IV
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/Salman Samar
Name:	Salman Samar
Title:	Director

CITIBANK, N.A., as Joint Lead Arranger

By:	/s/Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

SYNOVUS BANK, as a Lender

By:	/s/Custis Proctor
Name:	Custis Proctor
Title:	Corporate Banker

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory

MERCURIA INVESTMENTS U.S., INC., as a Lender

By:	/s/Marty Bredehoft
Name:	Marty Bredehoft
Title:	Treasurer

Signature Page to Third Amendment

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

[**Omitted**]